EXHIBIT 10.7

                       LOAN AND STANDBY PURCHASE AGREEMENT

               Agreement made this 1st day of August, 1997, by and among IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), and the investors listed on Schedule A attached hereto (collectively, the "Investors").

                              W I T N E S S E T H :

               WHEREAS, the Company desires to obtain the right to borrow certain amounts from the Investors and the Investors desire to make loans available to the Company; and

               WHEREAS, the Investors are willing to subscribe for certain Units (as hereinafter defined), which may not be purchased pursuant to the Company's Rights Offering (as hereinafter defined).

               NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, the parties hereby agree as follows:

               1. LOANS. At the request of the Company made at any time or from time to time on or prior to December 31, 1997, the Investors agree, severally and not jointly, to lend to the Company an aggregate principal amount not to exceed $2,000,000. Such loans (a) shall be evidenced by promissory notes (the "Notes") in the form attached hereto as Exhibit 1, (b) shall bear interest at the rate of 8% per annum, (c) shall be due and payable on the first to occur of
(i) the first business day after expiration of the Rights Offering (the "Closing") and (ii) six months from the date hereof, and (d) shall be convertible into Common Stock of the Company at a conversion price of $.10 per share. Each loan shall be made pro rata by each Investor based on the amount committed by each Investor as set forth on Schedule A.

               2. NOTICES AND CONDITION. The Company shall give the Investors at least two business days prior written notice of its intention to borrow under the provisions of Section 1 hereof. The obligation of the Investors to make any loans hereunder is subject to the condition that prior to making any such loan the representations, warranties and covenants of the Company contained herein shall continue to be true and correct in all material respects.

               3. WARRANTS. In consideration of the Investors agreeing to make loans as provided in Section 1 hereof and the over-subscription commitment as provided in Section 4.2 hereof, the Company hereby issues to each Investor warrants (the "Warrants") to purchase ten shares of Common Stock of the Company for each $1.00 of loans committed to be made by each Investor. The Warrants shall be at an exercise price of $.10 per share and shall expire ten years from the date hereof.

               4. RIGHTS OFFERING - SUBSCRIPTION.

               4.1. RIGHTS OFFERING. The Company hereby agrees to undertake a rights offering (the "Rights Offering") in which the Company would issue to each holder of Common Stock (including Common Stock issuable upon conversion or exercise of outstanding convertible notes, warrants and options of the Company on an as- converted basis) one transferable right (a "Right") for each such share of Common Stock. Each Right would entitle the holder to purchase prior to the expiration date of such Right at a subscription price of $.10 per Unit (the "Subscription Price") one unit (the "Unit") consisting of $.10 principal amount of unsecured promissory notes (the "New Notes") and warrants (the "New Warrants") to purchase one share of Common Stock at $.10.

               4.2. OVER-SUBSCRIPTION. If the Company does not raise at least $2 million pursuant to the Rights Offering, each Investor agrees, severally and not jointly, pro rata based on Schedule A, to purchase from the Company, at the Subscription Price, enough Rights so that the total number of Units purchased by the Investors shall be equal to the difference between $2 million and the proceeds received by the Company pursuant to the Rights Offering. The closing of the over-subscription shall be concurrently with the Closing.

               4.3. PAYMENT OF SUBSCRIPTION PRICE. In lieu of paying the Subscription Price in cash, the Investors may tender Notes valued at the principal amount thereof. Upon any such tender, accrued interest shall concurrently be paid in cash by the Company. The Company shall repay any indebtedness outstanding under the Notes after giving effect to the preceding sentence and after giving effect to any Notes which may have been converted into Common Stock.

               5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Investors as follows:

               5.1. The issuance of the Notes and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants or conversion of the Notes (the "Conversion Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency which has not been obtained will be required by the Company for the issuance and sale of the Notes, the Warrants, or the Conversion Shares as contemplated by this Agreement, except for approval of the Amendment (as hereinafter defined). When issued and sold to the Investors, the Warrants will be duly and validly issued, fully paid and non- assessable, and will be free and clear of any liens or encumbrances created by the Company. The Conversion Shares, when issued and delivered upon exercise of the Warrants or conversion of the Notes, will be duly and validly issued, fully paid and non-assessable.

               5.2. The Company has the full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the Notes by the Company have been duly authorized by all necessary corporate action. This Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

               5.3. Neither the sale of the Notes, the Warrants (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or both, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any agreement, document, lease or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company, or (ii) require the consent which has not been obtained of any other person or entity under any agreement, lease, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

               5.4. At the time the Registration Statement with respect to the Rights Offering (the "Registration Statement") becomes effective, the Registration Statement will comply in all material respects with the requirements of the Securities Act of 1933 and the regulations thereunder (the "Securities Act"). The proxy statement relating to the annual meeting of stockholders (the "Proxy Statement"),when mailed to stockholders and at the date of the annual meting of stockholders, will comply in all material respects with the requirements of the Securities Exchange Act of 1934 and the regulations thereunder (the "Exchange Act"). The final prospectus included in the Registration Statement (the "Prospectus"), at the time the Registration Statement becomes effective and at the Closing, and the Proxy Statement when mailed to stockholders and at the date of the annual meeting of stockholders, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement, Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Investors expressly for use in the Proxy Statement, Registration Statement or in the Prospectus.

               5.5. The consolidated financial statements (which term, as used herein, includes all related notes) to be included in the Proxy Statement, Registration Statement and the Prospectus will present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

               6. ACTIONS ON OR PRIOR TO CLOSING. Each of Investors, severally and not jointly, and the Company covenant to take the following actions prior to Closing.

                    6.1. CONSENTS AND REASONABLE EFFORTS. Each of the Company and the Investors shall use its best efforts to obtain all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority, and any and all consents, approvals or waivers from parties to contracts as may be necessary for the consummation of the transactions contemplated by this Agreement (the "Consents").

                    6.2. STOCKHOLDER APPROVAL. The Company shall use it best efforts to obtain approval of the transactions contemplated by this Agreement, including an appropriate amendment to its Certificate of Incorporation increasing its authorized number of shares of Common Stock (the "Amendment"), by the holders of at least two-thirds of the voting power entitled to vote at the Company's Annual Meeting of Stockholders.

                    6.3. RIGHTS OFFERING. The Company shall take all steps reasonably required to complete the Rights Offering as contemplated by this Agreement. The commencement of the mailing of the certificates representing the Rights to the holders of record of the Common Stock shall take place as promptly as practicable after the day on which the Registration Statement becomes effective.

               7. CONDITIONS TO OBLIGATIONS OF THE INVESTORS AND THE COMPANY. The obligations of the Company and the Investors to effect the transactions described in Section 4 of this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by the Investors and the Company.

                    (a) The Registration Statement shall have become effective not later than the date the Prospectus is mailed to the stockholders of the Company and at the Closing no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Securities and Exchange Commission.

                    (b) Holders of shares of Common Stock and Preferred Stock representing at least two-thirds of the voting power entitled to vote at the Annual Meeting shall have voted to approve the transactions set forth in this Agreement and the Amendment.

                    (c) The Rights Offering shall have expired in accordance with its terms.

                    (d) All necessary Consents shall have been obtained. The holders of all outstanding convertible notes issued by the Company between November 15, 1995 and May 8, 1997 shall have agreed to extend the maturity date of such notes to the same maturity date as the New Notes. By executing this Agreement, each Investor who holds such notes agrees to such extension.

                    (e) The representations, warranties and covenants of the Company contained in this Agreement shall be true and correct in all material respects on the Closing.

               8. ACTIONS AFTER CLOSING.

                    (a) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act) for the twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                    (b) The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds."

                    (c) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Investors and each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever (which fees and expenses shall be reimbursed to the Investors on a current basis within 30 days of invoice therefor), and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or the Registration Statement (or any amendment thereto), or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by an Investor expressly for use therein.

                    (d) Each Investor, severally and not jointly, agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever (which fees and expenses shall be reimbursed to the Company on a current basis within 30 days of invoice therefor), and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or the Registration Statement (or any amendment thereto), or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Proxy Statement, Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the effective date of the Registration Statement.

                    (e) Promptly after receipt by an indemnified party under subsection (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) in the reasonable judgment of the indemnified party, based upon advice of its counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, the indemnified parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties; provided that, with respect to clause (iii), the indemnifying party has consented in writing to the indemnified party's choice of counsel, which consent shall not be unreasonably withheld. In the event one or more law firms has represented both the indemnifying party and the indemnified party (the "Joint Counsel") and the indemnified party retains separate counsel, the indemnified party agrees that it shall not object to the continued use of the Joint Counsel by the indemnifying party and further agrees to waive any conflicts of interest. Under no circumstances shall any indemnified party take a position or make an argument in any proceeding in which such party is being indemnified that is inconsistent with or prejudicial to any position or argument advanced by the indemnifying party. If so requested by the indemnifying party, the indemnified party shall appeal a judgment rendered against such indemnified party; provided that the cost of such appeal shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section to the contrary notwithstanding, an indemnifying party (A) shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld; (B) shall be liable for the cost of appealing any judgment rendered against an indemnified party, or for any increase in the amount of a judgment resulting from such appeal, which consent may be withheld in the indemnifying parties' sole discretion; and (C) shall be liable for a judgment rendered against an indemnified party only if such judgment is final and nonappealable.

                    (f) The Company shall at all times while the Notes, New Notes, Warrants or New Warrants are outstanding reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion or exercise of the foregoing securities the full number of shares of Common Stock deliverable upon exercise or conversion thereof.

               9. TRANSFER OF SECURITIES.

                    (a) REPRESENTATION OF INVESTORS. Each Investor severally represents that it is an "Accredited Investor" as defined in Rule 501 of the General Rules and Regulations under the Securities Act.

                    (b) INVESTMENT PURPOSE. Each Investor is acquiring the Notes and Warrants for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

                    (c) TRANSFER OF SECURITIES. The Notes and Warrants shall not be transferable except upon the conditions specified in this Section 9, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such securities.

                    (d) RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Section 9, each Note and Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

                    (e) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section 9 upon the transferability of the Notes and Warrants shall terminate as to any particular Notes and Warrants when(i) such Notes and Warrants shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) such Notes and Warrants have been sold in accordance with Rule 144 or Rule 144A promulgated under the Securities Act, or (iii) written opinions to the effect that such restrictions are no longer required or necessary under any federal or state law or regulation have been received from counsel for the holder thereof (who may be inside counsel) and, if the Company shall so require, from counsel for the Company.

               10. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by the Investors or on their behalf.

               11. MISCELLANEOUS PROVISIONS.

                    11.1. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.

                    11.2. All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or same day or overnight recognized commercial carrier service, or three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         To the Company:                        9110 Red Branch Road
                                                Columbia, MD 21045
                                                Attn:  President

         To the Investors:                      At addresses set forth
                                                on Schedule A

                                                              with a copy to
                                                Stroock & Stroock & Lavan LLP
                                                180 Maiden Lane
                                                New York, New York 10038
                                                Attn:  Martin H. Neidell

provided however, that any notice of change of address shall be effective only upon receipt.

                    11.3. This Agreement shall be binding upon and inure to the benefit of the Company, the Investors and the successors and permitted assigns of the Investors. The Company may not assign this Agreement without the prior written consent of the Investors. The Investors may assign all or any part of their rights and obligations hereunder.

                    11.4. This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Investors who have committed to make a majority of the loans.

                    11.5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                    11.6. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                                     IGENE Biotechnology, Inc.


                                                     By: ----------------------


                                                     THE INVESTORS



                                                     --------------------------
                                                     Joseph C. Abeles

                                                     --------------------------
                                                     John A. Cenerazzo

                                                     --------------------------
                                                     Thomas L. Kempner

                                                     --------------------------
                                                     Sidney R. Knafel

                                                     --------------------------
                                                     Fraydun Manocherian

                                   SCHEDULE A
                                   -----------


NAME AND ADDRESS OF INVESTORS                              AMOUNT OF LOANS
-----------------------------                              ---------------

Joseph C. Abeles                                             $216,000
Abel Associates
220 E. 42nd Street
New York, NY   10017

John A. Cenerazzo                                             $24,000
Stokesay Castle Lane
Reading, PA  19606

Thomas L. Kempner                                            $630,000
Loeb Partners Corporation
61 Broadway
New York, NY   10006

Sidney R. Knafel                                             $630,000
SRK Management
126 East 56th Street
New York, NY  10022

Fraydun Manocherian                                          $500,000